Exhibit 2.1

                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT, made and entered into as of this 12th day of December, 2012 (the "Agreement"), by and between Comjoyful International Ltd. (the "Purchaser"), Camelot Corporation (the "Company"), and Andrea Lucanto (the "Seller").

                                   WITNESSETH:

       WHEREAS, the Seller is the record and beneficial owner of 1,784,497 shares (the "Shares") of the common stock, $0.01 par value per share (the "Common Stock"), of the Company, which represents 85.76% of the outstanding shares of Common Stock;

       WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Shares, all upon the terms and subject to the conditions set forth in this Agreement;

       NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller, the Company and the Purchaser hereby agree as follows:

     1. Sale and Purchase of Shares.

          1.1 Upon the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined), the Purchaser shall purchase from the Seller and the Seller shall sell, convey, transfer, assign and deliver to the Purchaser the Shares, free and clear of all liens and encumbrances.

          1.2 In consideration for such sale and delivery of the Shares, on the Closing Date (as hereinafter defined), the Purchaser will pay to Seller an amount in cash equal to USD87,618.79, and will pay to the Creditors (as defined in the Schedule 2.8 of this Agreement) an amount in cash equal to USD 212,381.21, totaling USD300,000 as total consideration of the transaction (the "Purchase Price"). No less than one (1) business day prior to the Closing Date, the Purchaser shall have deposited the Purchase Price in escrow with Loeb & Loeb LLP, as escrow agent. In no event will the Purchase Price be provided to the Seller prior to the Shares being transferred to the Purchaser.

          1.3 Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing (the "Closing") of the transactions contemplated hereby shall take place on December 12, 2012 or on such other date as is mutually agreed by the parties hereto (the "Closing Date").
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     2.  Representations  and  Warranties  of the Company and the  Sellers.  The
Company and the Seller hereby jointly and severally represent and warrant to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

          2.1 Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any subsidiaries. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

          2.2 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

          2.3 Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of the date hereof are set forth on Schedule 2.3 hereto. All of the outstanding shares of Common Stock have been duly and validly authorized. There are no shares of preferred stock, $0.01 par value per share (the "Preferred Stock") issued or outstanding. No shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. There are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. The Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto. The Company has furnished or made available to the Purchaser true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof (the "Articles"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

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          2.4 Commission Documents,  Financial  Statements.  The Common Stock of
the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "Commission") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). At the times of their respective filings, the Commission Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the Commission Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company trades under the symbol CAML.

          2.5 No Material Adverse Change. Since inception the Company has not experienced or suffered any material adverse effect.

          2.6 No Undisclosed Liabilities. The Company has no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those disclosed in the Commission Documents, incurred in the ordinary course of the Company's business since October 31, 2012.

          2.7 No Undisclosed Events or Circumstances. Since October 31, 2012, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

          2.8 Indebtedness. The Schedule 2.8 set forth all outstanding secured and unsecured Indebtedness of the Company, for which the Company has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money, (b) all guaranties, endorsements and other

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contingent  obligations in respect of Indebtedness of others, whether or not the same are or are required to be reflected in the Company's balance sheet (or the notes thereto) in accordance with GAAP; and (c) any payments due under any agreement or arrangement. The Company is not in default with respect to any Indebtedness.

          2.9 Title to Assets. The Company has good and marketable title to all of its real and personal property reflected in the Commission Documents, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances.

          2.10 Subsidiaries. The Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation, partnership, limited liability company, association or other business entity.

          2.11 Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or threatened against the Company.

          2.12 Compliance with Law. The business of the Company has been and is presently being conducted in accordance with all applicable laws, rules, regulations and ordinances. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as it is now being conducted.

          2.13 Taxes. The Company has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, or has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company for all current taxes and other charges to which the Company is subject and which are not currently due and payable. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability of any nature whatsoever, whether pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency.

          2.14 Certain Fees. No commissions, brokers' fees or finder's fee will be payable by the Company in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions of the Company.

          2.15 Disclosure. Neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

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          2.16 Intellectual  Property.  The Company does not own, use or license any Intellectual Property in its business as presently conducted.

          2.17 Environmental Compliance. The Company has obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. The Company has all necessary governmental approvals required under all Environmental Laws and used in its business. The Company is also in material compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. There are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

          2.18 Books and Record Internal Accounting Controls. The books and records of the Company accurately reflect in all material respects the information relating to the business of the Company, including the location and collection of its assets, and the nature of all transactions giving rise to, without limitation, the obligations, revenue and accounts receivable of the Company. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences.

          2.19 Material Agreements. Except as set forth in the Commission Documents, the Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of

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which  would be  required  to be filed  with the  Commission  as an exhibit to a registration statement on Form S-1 or applicable form (collectively, "Material Agreements") if the Company were registering securities under the Securities Act of 1933, as amended (the "Securities Act"). The Company has in all material respects performed all the obligations required to be performed by it to date under the Material Agreements, and has received no written notice of default and is not in material default under any Material Agreement now in effect, the result of which could cause a material adverse effect and, to the knowledge of the Company, no other party to any Material Agreement is in breach or default thereof. No event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Agreement or (b) permit the Company or any other person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Agreement. The Company has not received notice of the pending or threatened cancellation, revocation or termination of any Material Agreement to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Agreement.

          2.20 Transactions with Affiliates. Except as set forth in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (i) the Company on the one hand, and (ii) on the other hand, any officer, employee, consultant or director of the Company, or any person owning any capital stock of the Company or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

          2.21 Employees. The Company does not have any collective bargaining arrangements or agreements covering any of its employees. The Company does not have any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company. No officer, consultant or key employee of the Company has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company.

          2.22 Absence of Certain Developments. Except as set forth in the Commission Documents or in this Agreement, since October 31, 2012, the Company has not:

          (a) issued any stock, bonds or other corporate securities, convertible into or exchangeable for any capital stock, or any rights, options or warrants with respect thereto;

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          (b)  borrowed  any  amount  or  incurred  or  become  subject  to  any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year;

          (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

          (d) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

          (e) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchaser or its representatives;

          (f) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

          (g) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

          (h) made capital expenditures or commitments therefor;

          (i) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

          (j) made charitable contributions or pledges;

          (k) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

          (l) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

          (m) entered into an agreement, written or otherwise, to take any of the foregoing actions.

          2.23 Sarbanes-Oxley Act. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder, that are effective.

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          2.24 Transfer Agent. The name, address,  telephone number, fax number, contact person and email address of the Company's transfer agent is set forth on
Schedule 2.24 hereto.

          2.25 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent in the businesses in which the Company is engaged.

     3. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser as follows as of the date hereof and as of the Closing Date:

          3.1 Ownership of Shares. The Shares are owned of record and beneficially by the Seller, free and clear of any and all liens, encumbrances, claims, charges and assessments and subject to no options, agreements, or restrictions with respect to transferability except as imposed by applicable federal and state securities laws. The Seller has good and valid title to the Shares and, upon the transfer of the Shares in accordance with this Agreement, the Buyer will receive good and valid title to the Shares, free and clear of all liens other than restrictions on transfer imposed by the Securities Act and applicable state securities or "Blue Sky" laws. There are no options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, providing for the purchase or sale of any of the Shares by any Person other than the Purchaser pursuant hereto, nor any arrangements that require or permit the Shares to be voted by or at the discretion of anyone other than the Seller.

          3.2 Authorization. The Seller is of legal age and has all requisite power, legal capacity and authority to enter into, and transfer and deliver the Shares pursuant to this Agreement and to assume and perform the Seller's obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

          3.3 No Conflicts. The execution, delivery and performance of this Agreement, the transactions contemplated herein and therein do not and will not
(i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any
rights  of  termination,   amendment,   acceleration  or  cancellation  of,  any
agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Seller is a party or by which it or its properties or assets are bound, (ii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Seller under any agreement or any commitment to which the Seller is a party or by which the Seller is bound or by which any of its respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the

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Seller or by which any  property  or asset of the Seller are bound or  affected.
The Seller is not required under any law, rule or regulation to obtain any consent, authorization or order of, or any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares in accordance with the terms hereof or thereof.

          3.4 Seller is an informed and sophisticated investor, and has engaged expert advisors, experienced in transactions of the type contemplated by this Agreement. Seller further represents that it has been furnished by the Company with, and has evaluated, all information it deems necessary, desirable and appropriate to evaluate the merits and risks of the transactions contemplated herein and has received such legal and financial other advice as deemed to be necessary, desirable and appropriate to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. In evaluating the suitability of the transactions contemplated herein, Seller has not relied upon any representations or information whether oral or written made by or on behalf of Purchaser other than the representations and warranties of the Purchaser expressly set forth in this Agreement. Seller acknowledges that (i) the Purchaser or its affiliates or agents currently may have, and later may come into possession of, information with respect to the Company that is not known to Seller and that may be material to a decision to sell the Shares ("Seller Excluded Information"), (ii) Seller has determined to sell the Shares notwithstanding its lack of knowledge of the Seller Excluded Information and (iii) none of Purchaser or its affiliates or agents shall have any liability to Seller, and Seller waives and releases any claims that it might have against Purchaser or its affiliates or agents whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Seller Excluded Information in connection with the sale of the Sharess and the transactions contemplated by this Agreement. Seller understands that Purchaser and its affiliates and agents will rely on the accuracy and truth of the foregoing representations, and Seller hereby consents to such reliance.

          3.5 Reliance on Representations. Seller understands and acknowledges that, in effecting the transactions contemplated by this Agreement, the Buyer will rely on the representations and warrants contained in this Section 3

     4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as follows as of the date hereof and as of the Closing Date:

          4.1 Authorization; Enforcement. The Purchaser has the requisite corporate power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Purchaser or its Board of Directors or stockholders is required. This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship,

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receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

          4.2 Status of Purchaser. The Purchaser is a sophisticated investor, is capable of bearing the loss of its investment in the Company, and is acquiring the Shares for investment purposes only and not with a view to the distribution or resale of any part thereof. Purchaser acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Purchaser's own legal counsel and investment and tax advisors. Purchaser is not relying on any statements or representations of the Seller or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by the Agreement.

          4.3 Purchaser understands that Purchaser (and not Seller) shall be responsible for any and all tax liabilities of Purchaser that may arise as a result of the transactions contemplated by this Agreement.

          4.4 Purchaser acknowledges and understands the Shares have not been registered under the Securities Act, and, if in the future the Purchaser decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any available other exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Absent registration or an available exemption from registration, Purchaser agrees that it will not resell the Securities and acknowledges that certificates representing the Securities shall bear a legend to the foregoing effect.

     5. Covenants of the Company. The Company and the Seller covenant with the Purchaser as follows, which covenants are for the benefit of the Purchaser:

          5.1 Securities Compliance. The Company shall make such filings as required with the Commission in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required by applicable law, rule and regulation relating to the transactions contemplated by this Agreement.

     6. Conditions Precedent to the Obligation of the Seller to Sell the Shares. The obligation hereunder of the Seller to sell the Shares to the Purchaser is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Seller's sole benefit and may be waived by the Seller at any time in its sole discretion.

          6.1 Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser hereunder shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of such date.

          6.2 Delivery of Purchase Price. The Purchase Price for the Shares has been delivered to the Seller and Creditors at such Closing Date.

     7. Conditions Precedent to the Obligation of the Purchaser to Purchase the Shares. The obligation hereunder of the Purchaser to acquire and pay for the Shares is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

          7.1 Accuracy of the Seller's and the Company's Representations and Warranties. Each of the representations and warranties of the Company and the Sellers in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of such Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of such date.

          7.2 Cancelation of the Indebtedness. As described in Section 2.8 of this Agreement, Schedule 2.8 set forth all outstanding secured and unsecured Indebtedness of the Company. Prior to the delivery of Purchaser Price to the Seller and the Closing of the transaction, all documentation representing the Indebtedness disclosed on the Schedule 2.8 shall be cancelled. Upon Closing, the Company shall have no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) owed to any third party.

          7.3 Performance by the Company and the Seller. The Company and the Seller shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by each of the Company and the Seller at or prior to the Closing.

          7.4 No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Shares.

          7.5 No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          7.6 No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

          7.7 Certificates; Share Transfer. The Seller shall have endorsed and delivered to the Company's transfer agent the certificates representing the Shares and the stock powers for the transfer of the Shares to the Purchaser. The Company shall have delivered an irrevocable instruction letter to the Company's transfer agent relating to the transfer of the Shares to the Purchaser and, if required by the transfer agent, counsel to the Company shall have delivered an opinion letter to the transfer agent opining that the transfer of the Shares to the Purchaser complies with all applicable laws.

          7.8 Material Adverse Effect. The Company shall not have suffered a material adverse effect at or before the Closing Date.

          7.9 SEC Filings. The Company shall have filed all documents or reports required to be filed by it with the Commission.

          7.10 Resignation of Officers; Appointment of Officers. Each of the officers of the Company shall have signed a resignation letter indicating that such officer has resigned as of the Closing Date, and the persons listed on
Schedule 7.9 hereto shall have been appointed to the positions opposite their name.

          7.11 Resignation of Directors. Each of the directors of the Company shall have signed a resignation letter indicating that such director has resigned as of the end of the time period specified in Rule 14f-1 of the Exchange Act, and each of the persons listed on Schedule 7.10 shall have been named a director of the Company effective ten (10) days after the filing and mailing of the Schedule 14f-1 specified in Section 8.1.

     8. Additional Agreements.

          8.1 Schedule 14f-1. The Company shall file a Schedule 14f-1 pursuant to Rule 14f-1 promulgated under the Exchange Act relating to the transactions specified in this Agreement within five (5) business days of the Closing Date. For clarity purposes, the newly appointed officers of the Company will be responsible for causing the Company to make this filing.

          8.2 Non-removal. The Company and the Seller agrees that the officers of the Company appointed pursuant to the provisions of Section 7.9 may not be removed by the Board of Directors until after the directors listed in Schedule
7.10 have taken office.

          8.3 Board of Directors. The Company and the Seller agree that after the period specified in Section 7.10, the persons specified on Schedule 7.10 shall be the sole directors of the Company.

     9. Survival And Indemnification.

          9.1 Unless otherwise specified herein, all representations, warranties, covenants, agreements and indemnities contained in this Agreement or in any document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto, and shall survive for a period of one year after the Closing (the "Survival Period").

          9.2 The parties hereto indemnify and agree to hold each other harmless from, against and in respect of (and shall on demand reimburse the other for) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and reasonable expenses (including, without limitation, reasonable legal fees and expenses) and any loss, liability or damage suffered or incurred by one party (an "Indemnified Party") by reason of any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement by the other party (an "Indemnifying Party") contained herein or in any certificate, document or instrument delivered to the other party pursuant hereto or in connection herewith.

          9.3 The Seller shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present, former and future director, officer or employee of the Company (collectively, the "Company Indemnified Parties") against any costs or expenses (including reasonable legal fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement, in connection with any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any governmental authority whether by a third party, the Company or otherwise (a "Proceeding") (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Closing Date ("Damages"), to the same extent as provided in the Company's Organizational Documents or any applicable contract or agreement as in effect on the date hereof, in each case for the Survival Period. In the event of any such Proceeding (whether arising before or after the Closing Date), (i) the Seller shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, provided that the Company Indemnified Parties shall be required to reimburse the Seller for such payments in the circumstances and to the extent required by the Company's organizational documents, any applicable contract or agreement or applicable law, and (ii) the Seller shall cooperate in the defense of any such matter; provided, however, that the Seller shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within the Survival Period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Company Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Company Indemnified Parties, in which case each Company Indemnified Person with respect to whom such a conflict exists (or group of such Company Indemnified Persons who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction.

     10. General Provisions.

          10.1 Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained herein and supersedes all prior oral or written agreements, if any, between the parties hereto with respect to such subject matter and, except as otherwise expressly provided herein or therein, are not intended to confer upon any other person any rights or remedies hereunder or thereunder. Any amendments hereto or modifications hereof must be made in writing and executed by each of the parties hereto. Any failure by the Seller or the Purchaser to enforce any rights hereunder shall not be deemed a waiver of such rights.

          10.2 Notices. All notices, requests, demands and other communications given or made hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or by facsimile transmission, in either case with receipt acknowledged, or one day after being sent by overnight courier to the Purchaser or the Seller at their respective addresses set forth on the signature page of this Agreement, and, in each case, to such other address as either party shall have given to the other party by similar notice.

          10.3 Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.

          10.4 Resolution of Disputes. Any controversy or claim arising out of or relating to this Agreement, or the negotiation or breach thereof, shall be brought in the State or Federal courts sitting in New York County, New York, and the parties hereby waive any claim or defense that such forum is inconvenient or otherwise improper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any matter authorized by New York law. In the event that any action, suit or other proceeding is brought to enforce the terms of this Agreement, the prevailing party shall be entitled to recover from the other party or parties reasonable attorneys' fees and disbursements.

          10.5 Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Seller, the Company and the Purchaser and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other party hereto. Any attempted transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

          10.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by virtue of any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

          10.7 Legal Representation and Financial Representation. The parties acknowledge that they have been fully, separately and individually apprised and advised of their legal rights and financial liabilities and responsibilities arising out of this Agreement and each has in addition thereto made independent inquiry and investigation with respect to all of the same. Each waives any conflict in connection with the preparation of this Agreement and the documents related thereto and each acknowledges that it has had the opportunity to have this Agreement and the documents related thereto reviewed by, and to consult with, their own separate counsel prior to executing the same

          10.8  Descriptive  Headings.   The  descriptive  headings  herein  are
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          10.9 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument and shall bind all parties signing such counterpart.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                     SELLER:


                                     /s/ Andrea Lucanto
                                     -------------------------------------------
                                     Andrea Lucanto

                                     Address of Seller:20 Joan Place,
                                     North Haledon, NJ 07508

                                     Facsimile: (___) ___________________

                                     PURCHASER:

                                     Comjoyful International Ltd.


                                     By: /s/ Yazhong Liao
                                        ----------------------------------------
                                     Name: Yazhong Liao
                                     Its:  CEO

                                     Address of Purchaser: P.O. Box 957
                                     Offshore Incorporations Centre,
                                     Road Town, Tortola, British Virgin Islands.

                                     Facsimile: (___) ___________________
                                     [to be provided]

                                     COMPANY:

                                     CAMELOT CORPORATION


                                     By: /s/ Andrea Lucanto
                                        ----------------------------------------
                                     Name:  Andrea Lucanto
                                     Title: President and CEO

                                     Address of Company: 20 Joan Place,
                                     North Haledon, NJ 07508

                                     Facsimile: (___) ___________________

                                    Schedules

                             [Intentionally omitted]